UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Definitive Agreement

On November 12, 2014, Hydrophi Technologies Group, Inc. (the “Company”) entered into two Conversion Agreements (the “Conversion Agreements”) with John Durham (“Durham”) and Philip Levin (“Levin”, together with Durham, the “Lenders”) to give each of the Lenders the option to convert the amounts that the Company owes such Lender into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”).

The Conversion Agreements cover advances currently amounting to an aggregate of $1,482,228 (the “Advances”).  Pursuant to the Conversion Agreements, the Advances may be converted at any time, and from time to time, into shares of Common Stock at the conversion rate of $0.0065217 per share (the “Conversion Shares”).  The Conversion Shares will be issued as restricted securities pursuant to section 4(2) of the Securities Act of 1933.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

The following is filed as exhibits to this Current Report on Form 8-K:

Exhibit

Number

Description of Document

10.1

Loan Conversion Agreement, dated November 12, 2014, by and between Philip Levin and Hydrophi Technologies Group, Inc.

10.2

Loan Conversion Agreement, dated November 12, 2014, by and between John Durham and Hydrophi Technologies Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: December 1, 2014	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director